EXHIBIT 10.9

JAZZ PHARMACEUTICALS, INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of March 20, 2003 by and between Jazz Pharmaceuticals, Inc., a California corporation (the “Company”), and Bruce C. Cozadd (the “Purchaser”).

A. The Purchaser is a founder, officer and director of the Company.

B. The Purchaser and the Company desire to specify the terms and conditions of Purchaser’s equity participation in the Company.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1. Issuance of Shares; Purchase Price. The Purchaser hereby purchases and the Company hereby sells 660,000 shares of the Company common stock (the “Shares”) at a purchase price consisting of $0.0003 per share payable in cash.

2. Restrictions on Resale of Shares.

2.1 Legends. The Purchaser understands and acknowledges that the Shares are not registered under the Act, and that under the Act and other applicable laws the Purchaser may be required to hold such Shares for an indefinite period of time. Each stock certificate representing the Shares shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY TRANSFER OF SUCH SECURITIES SHALL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER OR, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, SUCH REGISTRATION IS UNNECESSARY FOR SUCH TRANSFER TO COMPLY WITH THE ACT.”

2.2 Market Standoff. The Purchaser agrees that if so requested by the Company or any representative of the underwriters in connection with registration of the initial public offering of any securities of the Company under the Act, the Purchaser shall not sell or otherwise transfer any Shares or other securities of the Company during the 180 day period following the effective date of such registration statement. The Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180 day period.

3. Representations and Acknowledgments of the Purchaser. The Purchaser hereby represents, warrants, acknowledges and agrees that:

3.1 Investment. The Purchaser is acquiring the Shares for the Purchaser’s own account, and not directly or indirectly for the account of any other person, The Purchaser is acquiring the Shares for investment and not with a view to distribution or resale thereof except in compliance with the Act and any applicable state law regulating securities.

3.2 Access to Information. The Purchaser has had the opportunity to ask questions of, and to receive answers from, appropriate executive officers of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial condition and results of operations of the Company. The Purchaser has had access to such financial and other information as is necessary in order for the Purchaser to make a fully informed decision as to investment in the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which the Purchaser has had access.

3.3 Pre-Existing Relationship. The Purchaser further represents and warrants that the Purchaser has either (i) a pre-existing relationship with the Company or one or more of its officers or directors consisting of personal or business contacts of a nature and duration which enable the Purchaser to be aware of the character, business acumen and general business and financial circumstances of the Company or the officer or director with whom such relationship exists or (ii) such business or financial expertise as to be able to protect the Purchaser’s own interests in connection with the purchase of the Shares.

3.4 Speculative Investment. The Purchaser’s investment in the Company represented by the Shares is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part; the amount of such investment is within the Purchaser’s risk capital means and is not so great in relation to the Purchaser’s total financial resources as would jeopardize the personal financial needs of the Purchaser in the event such investment were lost in whole or in part.

3.5 Unregistered Securities.

(a) The Purchaser must bear the economic risk of investment for an indefinite period_ of time because the Shares have not been registered under the Act and therefore cannot and will not be sold unless they are subsequently registered under the Act or an exemption from such registration is available. The Company has made no agreements, covenants or undertakings whatsoever to register any of the Shares under the Act. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from the Act, including, without limitation, any exemption for limited sales in routine brokers’ transactions pursuant to Rule 144 under the Act, will become available and any such exemption pursuant to Rule 144, if available at all, will not be available unless: (i) a public trading market then exists in the Company’s common stock, (ii) adequate information as to the Company’s financial and other affairs and operations is then available to the public, and (iii) all other terms and conditions of Rule 144 have been satisfied.

(b) Transfer of the Shares has not been registered or qualified under any applicable state law regulating securities and therefore the Shares cannot and will not be sold unless they are subsequently registered or qualified under any such act or an exemption therefrom is available. The Company has made no agreements, covenants or undertakings whatsoever to register or qualify any of the Shares under any such act. The Company has made no representations, warranties or covenants whatsoever as to whether any exemption from any such act will become available.

4. Tax Advice. The Purchaser acknowledges that the Purchaser has not relied and will not rely upon the Company or the Company’s counsel with respect to any tax consequences related to the ownership, purchase, or disposition of the Shares. The Purchaser assumes full responsibility for all such consequences and for the preparation and filing of all tax returns and elections which may or must be filed in connection with such Shares.

5. No Commitment. Nothing in this Agreement constitutes an agreement that the Purchaser will be employed or retained by the Company for any term and the Purchaser acknowledges that the Purchaser serves “at will”.

6. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given on the date of service if served personally or five days after mailing if mailed by first class United States mail, certified or registered with return receipt requested, postage prepaid, and addressed as follows:

To the Company at:	Jazz Pharmaceuticals, Inc.
c/o Heller Ehrman White & McAuliffe LLP
275 Middlefield Road
Menlo Park, CA 94025

To the Purchaser at:	The address listed after the Purchaser’s signature.

7. Binding Effect. This Agreement shall be binding upon the heirs, legal representatives and successors of the Company and of the Purchaser; provided, however, that the Purchaser may not assign any rights or obligations under this Agreement. The Company’s rights under this Agreement shall be freely assignable.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and to be performed entirely within the State of California by residents of the State of California.

9. Entire Agreement. This Agreement constitutes the entire agreement of the parties pertaining to the Shares and supersedes all prior and contemporaneous agreements, representations, and understandings of the parties.

10. Severability. In the event that any provision of this Agreement is held invalid, illegal or unenforceable for any reason, such provision shall be deemed severable from the remaining provisions and shall in no way affect the validity, legality or enforceability of the other provisions of this Agreement or the rights of the parties hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Common Stock Purchase Agreement as of the date first above written.

JAZZ PHARMACEUTICALS, INC.
a California corporation

By:	/s/ Samuel R. Saks

Title:	Chief Executive Officer

/s/ Bruce C. Cozadd
Bruce C. Cozadd

Address:

Fax Number:

Email:

CONSENT OF SPOUSE

(if applicable)

By execution of this Agreement, the undersigned spouse of the Purchaser agrees to be bound by the terms of this Agreement as to that spouse’s interest, whether as community property or otherwise, if any, in the Shares purchased hereby, including, without limitation, the terms of Section 2 of this Agreement.

/s/ Sharon L. Hoffman
Signature of Spouse
(Write “N/A” if not applicable)